EXHIBIT 10.2
EXECUTION VERSION
December 9, 2021
Applied Industrial Technologies, Inc.
One Applied Plaza
Cleveland, Ohio 44115

Re:    Amendment No. 2 to Amended and Restated Note Purchase and Private Shelf Agreement

Ladies and Gentlemen:

    Reference is made to the Amended and Restated Note Purchase and Private Shelf Agreement dated as of October 30, 2019 (as amended by Amendment No. 1 thereto dated March 26, 2021, the “Agreement”) between Applied Industrial Technologies, Inc., an Ohio corporation (the “Company”), on the one hand, and PGIM, Inc. (“Prudential”), the Existing Holders party thereto, the Effective Date Purchasers party thereto and each other Prudential Affiliate which has become or becomes a party thereto, on the other hand. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

SECTION 1.    Amendment. From and after the Effective Date (as defined in Section 3 hereof), the Agreement is amended as follows:
1.1    Paragraph 5H of the Agreement is hereby amended and restated in its entirety to read as follows:
5H.    Excess Leverage Fee. Without limiting the Company’s obligations under paragraph 6A(2) hereof:
(i)    If the Leverage Ratio is greater than 3.75 to 1.00 as of the last day of any fiscal quarter as reflected on the compliance certificate for such fiscal quarter (or, in the case of the fourth fiscal quarter of a fiscal year, such fiscal year) required by paragraph 5A during a Leverage Ratio Step-Up Period, then, in addition to the interest accruing on the Notes, the Company agrees to pay to each holder of a Note a fee (an “Acquisition Excess Leverage Fee”) computed on the daily average outstanding principal amount of such Notes during the fiscal quarter immediately succeeding such fiscal quarter (such succeeding fiscal quarter, an “Applicable Quarter”) at a rate of 1.25% per annum; provided that if the Leverage Ratio is 4.00 to 1.00 or more as of the end of any fiscal quarter, the Acquisition Excess Leverage Fee for the immediately succeeding fiscal quarter shall increase to 1.50% per annum. The Acquisition Excess Leverage Fee with respect to each Note for any period during which such fee accrues shall be calculated on the same basis as interest on such Note is calculated and shall be paid in arrears within three Business Days after the earlier of (A) the date the financial statements and related compliance certificate for such fiscal quarter (or, in the case of the fourth fiscal quarter of a fiscal year, such fiscal year) are delivered pursuant to paragraph 5A and (B) the date such financial statements and related compliance certificate are required to be delivered pursuant to paragraph 5A. The

Applied Industrial Technologies, Inc.
December 9, 2021

payment and acceptance of any Acquisition Excess Leverage Fee shall not constitute a waiver of any Default or Event of Default. If for any reason the Company fails to deliver the financial statements required by paragraph 5A(i) or 5A(ii) hereof or the related compliance certificate required by paragraph 5A hereof for a fiscal quarter or fiscal year for which the Leverage Ratio Step-Up Period is in effect by the date such financial statements and compliance certificate are required to be delivered, then the Company shall be deemed to have a Leverage Ratio as of the end of such fiscal quarter or fiscal year of greater than 4.00 to 1.00 solely for the purposes of this paragraph 5H(i).
(ii)    Without limiting the provisions of paragraph 5H(i), (A) during the period from January 1, 2018 through December 31, 2018 (the “Initial Period”) and (B) during each fiscal quarter thereafter for which the Leverage Ratio is greater than or equal to 2.00 to 1.00 as of the last day of any fiscal quarter as reflected on the compliance certificate for such fiscal quarter (or, in the case of the fourth fiscal quarter of a fiscal year, such fiscal year) required by paragraph 5A, (each such fiscal quarter being an “Additional Fiscal Quarter” and, together with the Initial Period, each an “Applicable Period”) in addition to the interest accruing on the Existing Notes, the Company agrees to pay to each holder of an Existing Note a fee (an “Additional Excess Leverage Fee”; the Additional Excess Leverage Fee and the Acquisition Excess Leverage Fee are collectively referred to herein as the “Excess Leverage Fee”) computed on the daily average outstanding principal amount of such Existing Notes during (x) the Initial Period at the rate per annum equal to 1.25% and (y) any Additional Fiscal Quarter at the rate per annum as set forth in the table below:

Leverage Ratio	Additional Excess Leverage Fee
Greater than or equal to 4.00 to 1.00	1.50%
Greater than or equal to 3.50 to 1.00 and less than 4.00 to 1.00	1.25%
Greater than or equal to 3.00 to 1.00 and less than 3.50 to 1.00	0.50%
Greater than or equal to 2.00 to 1.00 and less than 3.00 to 1.00	0.25%

The Additional Excess Leverage Fee with respect to each Existing Note for any Applicable Period shall be calculated on the same basis as interest on such Existing Note is calculated and shall be paid in arrears within three Business Days after (I) with respect to the Initial Period, the end of each fiscal quarter ending during the Initial Period and (II) with respect to each Additional Fiscal Quarter, upon the earlier of (A) the date the financial statements and related compliance certificate for such fiscal quarter (or, in the case of the fourth fiscal quarter of a fiscal year, such fiscal year) are delivered pursuant to paragraph 5A and (B) the date such financial statements and related compliance certificate are required to be delivered pursuant to paragraph 5A. The payment and acceptance of any

Applied Industrial Technologies, Inc.
December 9, 2021

Additional Excess Leverage Fee shall not constitute a waiver of any Default or Event of Default. If for any reason the Company fails to deliver the financial statements required by paragraph 5A(i) or 5A(ii) hereof or the related compliance certificate required by paragraph 5A hereof for a fiscal quarter or fiscal year by the date such financial statements and compliance certificate are required to be delivered, then the Company shall be deemed to have a Leverage Ratio as of the end of such fiscal quarter or fiscal year of greater than 4.00 to 1.00 solely for the purposes of this paragraph 5H(ii). For the avoidance of doubt, for any fiscal quarter for which both the Additional Excess Leverage Fee and the Acquisition Excess Leverage Fee would be payable, the Company shall pay an Excess Leverage Fee at a rate per annum equal to the greater of the applicable Additional Excess Leverage Fee and the applicable Acquisition Excess Leverage Fee and no Excess Leverage Fee shall exceed a rate per annum of 1.50%.
1.2    Paragraph 6A(2) of the Agreement is hereby amended and restated in its entirety to read as follows:
6A(2).    Leverage Ratio. The Company shall not suffer or permit at any time the Leverage Ratio to exceed 3.75 to 1.00. Notwithstanding the foregoing, during any Leverage Ratio Step-Up period, the ratio set forth above shall increase by 0.50 to 1.00 so long as the Credit Agreement includes a substantially similar ability to increase the maximum permitted leverage ratio contained therein on account of a Material Acquisition Event.
1.3    Paragraph 6B(1)(v) of the Agreement is hereby amended by amending clause (v) thereof in its entirety to read as follows:
    (v)    Liens relating to the ledger balances, consignments, and other similar arrangements and other Liens (including Liens consisting of Capitalized Lease Obligations and/or purchase money security interests) to secure Debt, provided that (x) the Debt to which the Lien relates is permitted by paragraph 6B(2) and (y) the aggregate amount of Debt (plus, without duplication, the aggregate amount of such ledger balances, consignments and other similar arrangements) secured by such Liens does not exceed an amount equal to 10% of Consolidated Total Assets for the most recently completed fiscal quarter and (z) at the time of incurrence thereof, no Default or Event of Default shall then exist or, after giving pro forma effect to the incurrence of such Debt, thereafter shall begin to exist;
1.4    Paragraph 6B(2) of the Agreement is hereby amended by amending and restating the proviso thereto in its entirety to read as follows:
provided, however, Priority Debt shall not exceed at any time an amount equal to 30% of Consolidated Net Worth.
1.5    Paragraph 6B(14) of the Agreement is hereby deleted in its entirety.

Applied Industrial Technologies, Inc.
December 9, 2021

1.6    Paragraph 7A of the Agreement is hereby amended by deleting each reference to “$30,000,000” contained in clauses (iii) and (xii) thereof and inserting “$50,000,000” in lieu thereof.
1.7    Paragraph 10B of the Agreement is hereby amended to amend and restate or add, as applicable, in the appropriate alphabetical order the following definitions:
“Consolidated EBITDA” shall mean, for any period:
(a)    Consolidated Net Income for such period plus the aggregate amounts deducted in determining such Consolidated Net Income in respect of:
(i)    Consolidated Interest Expense, including, to the extent not already captured therein, (A) any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or such derivative instruments, and (B) any commissions, discounts, yield and other fees and charges (including any interest expense) related to any securitization facility permitted under this Agreement,
(ii)    Consolidated Income Tax Expense,
(iii)    Consolidated Depreciation and Amortization Charges,
(iv)    to the extent that the Company expenses such charges, Consolidated stock option expenses;
(v)    the full pro forma “run rate” cost savings, operating expense reductions, operating improvements and synergies (collectively, “Expected Cost Savings”) that are reasonably identifiable and factually supportable and projected to result (in the good faith determination of the Company, as certified by a Responsible Officer of the Company in the Officer’s Certificate required to be delivered in connection with the financial statements for such period) from actions taken during such period, or to be realized within 12 months, in each case in connection with a specified event (calculated on a pro forma basis as though such items had been realized on the first day of such period), net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such action; provided that (A) projected (and not realized) Expected Cost Savings may no longer be added in calculating Consolidated EBITDA pursuant to this subpart (v) after 12 months of the date of such specified event and (B) the aggregate amount of all such Expected Cost Savings added back in reliance on this subpart (v) shall not exceed, for any four quarter period, an amount equal to the greater of (1) $70,000,000, and (2) 20% of Consolidated EBITDA (without giving effect to adjustments under this clause (v)) for such period;
(vi)    non-capitalized transaction fees and expenses relating to the integration of an Acquisition not prohibited under this Agreement, in an aggregate amount not to exceed $15,000,000 during any four quarter period;

Applied Industrial Technologies, Inc.
December 9, 2021

(vii)    other amounts for items similar to the categories set forth in the foregoing subparts (v) and (vi) incurred in connection with the actions described therein, in each case as agreed to by the Required Holder(s) in its commercially reasonable discretion;
(viii)    all other non-cash charges and related tax effects thereon (excluding any such non-cash charge to the extent it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period);
(ix)    unusual, non-recurring or extraordinary losses or charges and related tax effects thereon;
(x)    indemnification or insurance payments (not already included in Consolidated Net Income) received in cash by a Company from third parties for charges, losses, expenses (including litigation expenses, fees and charges) or write offs that previously reduced Consolidated Net Income and were never added back to Consolidated EBITDA;
(xi)    restructuring charges and related charges including losses on sales of assets outside of the ordinary course of business and restructuring and integration costs or reserves, including any severance costs, closings and consolidations, relocation costs and other non-recurring business optimization expenses;
(xii)    expenses or costs incurred in connection with equity offerings, acquisitions, investments, indebtedness (including amendments, prepayment premiums, make-whole amounts or modifications to any debt), or dispositions otherwise permitted, whether or not consummated; and
(xiii)    all losses from foreign currency transactions, minus
(b)     to the extent included in Consolidated Net Income for such period, non-cash gains and related tax effects thereon, unusual, non-recurring or extraordinary gains and related tax effects thereon, and all gains from foreign currency transactions;
provided that, for any period during which (1) an Acquisition is made pursuant to paragraph 6B(13) or (2) a Disposition occurs, Consolidated EBITDA shall be recalculated to include (or exclude, as applicable) the “EBITDA” of the acquired company or attributable to the disposed assets (in each case, with appropriate pro forma adjustments acceptable to the Required Holder(s) and calculated on the same basis as set forth in this definition).
“Credit Agreement” shall mean the Credit Agreement, dated as of December 9, 2021, among the Company, the lenders identified therein and KeyBank National Association, as Administrative Agent, as amended, modified, supplemented, restated, replaced or refinanced from time to time.

Applied Industrial Technologies, Inc.
December 9, 2021

“Material Acquisition Event” shall mean the date the Company or any Subsidiary that has provided a Guaranty of Payment of Debt to the holders of Notes completes an Acquisition (or series of Acquisitions over a period of one fiscal quarter) the aggregate Consideration for which is greater than or equal to $50,000,000.
“Material Subsidiary” shall mean any Subsidiary that has aggregate assets of greater than $50,000,000, but shall exclude in all events each Subsidiary established solely in connection with an asset securitization permitted under this Agreement for the acquisition of receivables and related assets or interests therein, and that is organized in a manner intended to reduce the likelihood that it would be substantively consolidated with the Company or any of its other Subsidiaries in the event the Company or any such other Subsidiary becomes subject to a proceeding under the Bankruptcy Code (or other insolvency law).
“Net Indebtedness” shall mean, at any time the excess, if any, of (a) Debt of the Company and its Subsidiaries on a consolidated basis as of such date, over (b) the Unrestricted Cash Amount as of such date.
“Unrestricted Cash Amount” shall mean, at any date, that portion of the Company’s or a Subsidiary’s aggregate cash and cash equivalents that is on deposit with one or more Lenders (as defined in the Credit Agreement) party to the Credit Agreement and that is not encumbered by or subject to any Lien (including, without limitation, any Lien permitted hereunder), setoff (other than ordinary course setoff rights of a depository bank arising under a bank depository agreement for customary fees, charges and other account-related expenses due to such depository bank thereunder), counterclaim, recoupment, defense or other right in favor of any Person.
1.8    Paragraph 10B of the Agreement is hereby amended to delete the following definitions in their entirety:
Capital Distribution
FCX
FCX Acquisition
FCX Acquisition Documents
FCX Purchase Agreement
Transaction (2018)
Unrestricted Domestic Cash Amount
1.9    Paragraph 10 of the Agreement is hereby amended to insert the following new paragraph 10D:
10D.    Divisions.    For all purposes under the Transaction Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (i) if any asset, right,

Applied Industrial Technologies, Inc.
December 9, 2021

obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
    SECTION 2.    Representations and Warranties. The Company and each Subsidiary party hereto hereby represents and warrants to Prudential and each holder of Notes that: (a) the execution and delivery of this letter has been duly authorized by all necessary corporate or limited liability company, as applicable, action on behalf of the Company and each such Subsidiary and this letter has been duly executed and delivered by a duly authorized officer of the Company and each such Subsidiary, and all necessary or required consents to and approvals of this letter have been obtained and are in full force and effect, (b) each representation and warranty set forth in paragraph 8 of the Agreement and Section 6 of each Guaranty of Payment of Debt is true and correct as of the date of the execution and delivery of this letter by the Company and each such Subsidiary with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date) and (c) no Default or Event of Default exists under the Agreement as of the date hereof.
    SECTION 3.    Conditions Precedent. The amendments described in Section 1 above shall become effective on the date (the “Effective Date”) when each of the following conditions has been satisfied:

3.1    Documents. Prudential and each holder of a Note shall have received original counterparts or, if satisfactory to the Required Holder(s), certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to the Required Holder(s), dated the date hereof unless otherwise indicated, and on the date hereof in full force and effect:
(i)    counterparts of this letter executed by the Company, each Subsidiary party to a Guaranty of Payment of Debt, Prudential and the Required Holder(s); and
(ii)    an executed copy of the Credit Agreement, in form and substance satisfactory to Prudential and the Required Holder(s).
3.2    Fees and Expenses. The Company shall have paid, to the extent invoiced prior to the Effective Date, the reasonable fees, charges and disbursements of Schiff Hardin LLP, special counsel to Prudential and the holders of the Notes incurred in connection with this letter.
3.3    Amendment Fee. Each holder of Notes shall have received payment of the amendment fee referred to in Section 4.
3.4    Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this letter shall be satisfactory to the Required Holder(s), and the Required Holder(s) shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.
SECTION 4.    Amendment Fee. In consideration of the execution and delivery of this letter by the holders of the Notes, the Company agrees to pay to the holders of Notes (or at their direction) an amendment fee in an amount equal to 0.05% of the outstanding principal amount of

Applied Industrial Technologies, Inc.
December 9, 2021

Notes held by each such holder. The amendment fee shall be paid in the same manner and to the same accounts as for payments of interest pursuant to the Agreement.
    SECTION 5.    Waiver and Release. The Company and each Subsidiary party hereto, by signing below, hereby waives and releases Prudential and each holder of a Note, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

    SECTION 6.    Reference to and Effect on Note Agreement and Notes; Ratification of Documents. Upon the effectiveness of the amendments in Section 1 of this letter, each reference to the Agreement in any Note, any Guaranty of Payment of Debt or any document relating to the Agreement shall mean and be a reference to the Agreement, as modified by this letter. Except as specifically set forth in Section 1 hereof, the Agreement, the Notes, each Guaranty of Payment of Debt and each other document relating thereto shall remain in full force and effect and are hereby ratified and confirmed in all respects. Except as specifically stated in this letter, the execution, delivery and effectiveness of this letter shall not (a) amend the Agreement, any Note, any Guaranty of Payment of Debt or any other document relating thereto, (b) operate as a waiver of any right, power or remedy of Prudential or any holder of the Notes, or (c) constitute a waiver of, or consent to any departure from, any provision of the Agreement, any Note, any Guaranty of Payment of Debt or any other document relating thereto at any time. Without limiting the foregoing, each party hereto acknowledges and agrees that notwithstanding the execution and delivery of this letter, paragraph 6B(12) of the Agreement applies to all covenants contained in any Material Indebtedness Agreement existing as of the date hereof which are more restrictive than the covenants contained in the Agreement (as amended hereby). The execution, delivery and effectiveness of this letter shall not be construed as a course of dealing or other implication that Prudential or any holder of the Notes has agreed to or is prepared to grant any consents or agree to any amendment to the Agreement in the future, whether or not under similar circumstances. In the event of a conflict between the terms of the Agreement and this letter, the terms of this letter shall control.

    SECTION 7.    Confirmation of Guarantees. By its signature below, each Subsidiary party to a Guaranty of Payment of Debt agrees and consents to the terms and provisions of this letter and agrees that its Guaranty of Payment of Debt shall remain in full force and effect and is hereby ratified and confirmed in all respects after giving effect to this letter.

    SECTION 8.    Governing Law. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS LETTER TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

    SECTION 9. Counterparts; Section Titles. This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Applied Industrial Technologies, Inc.
December 9, 2021

[signature page follows]

Very truly yours,

PGIM, INC.
By:    /s/ Joshua Shipley
    Vice President

PAR U HARTFORD LIFE & ANNUITY
COMFORT TRUST
PAR U HARTFORD LIFE INSURANCE
COMFORT TRUST
By:    Prudential Arizona Reinsurance Universal Company (as Grantor)
By:    PGIM, Inc. (as Investment Manager)
By:    /s/ Joshua Shipley__________________
                            Vice President

THE GIBRALTAR LIFE INSURANCE CO.,
LTD.

By:    PGIM Japan Co., Ltd. (as Investment
    Manager)

By:    PGIM, Inc.
(as Sub-Adviser)

By: /s/ Joshua Shipley____________________
    Vice President

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By:    PGIM, Inc. (as Investment Manager)
By: /s/ Joshua Shipley____________________
    Vice President

Signature page to Applied Industrial Technologies
Amendment No. 2 to Amended and Restated Note Purchase
  and Private Shelf Agreement

Applied Industrial Technologies, Inc.
December 9, 2021

WILLIAM PENN LIFE INSURANCE
   COMPANY OF NEW YORK
FARMERS NEW WORLD LIFE INSURANCE
COMPANY
GLOBE LIFE AND ACCIDENT INSURANCE
COMPANY
LIBERTY NATIONAL LIFE INSURANCE
COMPANY
THE LINCOLN NATIONAL LIFE    INSURANCE COMPANY
FAMILY HERITAGE LIFE INSURANCE
  COMPANY OF AMERICA
MTL INSURANCE COMPANY
FARMERS INSURANCE EXCHANGE
MID CENTURY INSURANCE COMPANY

By:    PGIM Private Placement Investors, L.P.
    (as Investment Advisor)

By:    PGIM Private Placement Investors, Inc.
    (as its General Partner)
    By: /s/ Joshua Shipley___________________
        Vice President

PRIVATE PLACEMENT TRUST
INVESTORS, LLC

By:    PGIM Private Placement Investors, L.P.
    (as Managing Member)

By:    PGIM Private Placement Investors, Inc.
    (as its General Partner)
By: /s/ Joshua Shipley___________________
    Vice President

Applied Industrial Technologies, Inc.
December 9, 2021

PRUDENTIAL RETIREMENT INSURANCE
AND ANNUITY COMPANY

By:    PGIM, Inc.
(as Investment Manager)

By:/s/ Joshua Shipley______________________
    Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE   CORPORATION

By:    PGIM, Inc.
(as Investment Manager)

By: /s/ Joshua Shipley______________________
    Vice President

Applied Industrial Technologies, Inc.
December 9, 2021

Agreed and Accepted:

APPLIED INDUSTRIAL TECHNOLOGIES, INC.

By:/s/ David K. Wells _____________________
Name: David K. Wells
Title: Vice President – Chief Financial Officer & Treasurer

By:/s/ Fred D. Bauer_______________________
Name: Fred D. Bauer
Title: Vice President – General Counsel & Secretary

Applied Industrial Technologies, Inc.
December 9, 2021

Consented to:

APPLIED INDUSTRIAL TECHNOLOGIES - CA LLC
APPLIED INDUSTRIAL TECHNOLOGIES - DIXIE, INC.
ESI ACQUISITION CORPORATION
BEARINGS PAN AMERICAN, INC.
BEARINGS SALES AND SERVICES INC.
AIR DRAULICS ENGINEERING CO.
APPLIED INDUSTRIAL TECHNOLOGIES - CAPITAL INC.
SPENCER FLUID POWER, INC.
APPLIED FLUID POWER HOLDINGS, LLC
BAY ADVANCED TECHNOLOGIES, LLC
CAROLINA FLUID COMPONENTS, LLC
DTS FLUID POWER, LLC
HYDROAIR HUGHES, LLC
FLUIDTECH, LLC
POWER SYSTEMS, LLC
A&H FLUID TECHNOLOGIES, INC.
AIT INTERNATIONAL, INC.
APPLIED INDUSTRIAL TECHNOLOGIES – PACIFIC LLC
ATLANTIC FASTENERS CO., LLC
S. G. MORRIS CO., LLC
APPLIED MAINTENANCE SUPPLIES & SOLUTIONS, LLC
APPLIED US ENERGY, INC.
HUB INDUSTRIAL SUPPLY, LLC
BARO CONTROLS, INC.
BARO PROCESS PRODUCTS, INC.
BASIN ENGINE & PUMP, INC.
CORROSION FLUID PRODUCTS CORP.
EADS DISTRIBUTION, LLC
FCX PERFORMANCE, INC.
HUGHES MACHINERY COMPANY
PUMP ENERGY, INC.
PUMP PROS, INC.
R.L. STONE COMPANY, INC.
APPLIED US ENERGY–OKLAHOMA, LLC
GIBSON ENGINEERING COMPANY, INC.
ADVANCED CONTROL SOLUTIONS & AUTOMATION, INC.
R. R. FLOODY COMPANY, INC.

By:/s/ David K. Wells__________________________
Name: David K. Wells
Title: Vice President – Chief Financial Officer & Treasurer

Applied Industrial Technologies, Inc.
December 9, 2021

Consented to:

APPLIED INDUSTRIAL TECHNOLOGIES, INC.,
as sole member of Applied Industrial Technologies – PA LLC

By: /s/ David K. Wells________________________
Name: David K. Wells
Title: Vice President – Chief Financial Officer & Treasurer

APPLIED CANADA HOLDINGS, ULC,
as general partner of Applied US, L.P.

By: /s/David K. Wells ________________________
Name: David K. Wells
Title: Vice President – Chief Financial Officer & Treasurer

APPLIED NOVA SCOTIA COMPANY
APPLIED NORTHERN HOLDINGS, ULC
APPLIED CANADA HOLDINGS, ULC

By: /s/ David K. Wells________________________
Name: David K. Wells
Title: Vice President – Chief Financial Officer & Treasurer